UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2023

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota1-9595 41-0907483

(State or other jurisdiction of incorporation)

(Commission File Number)

(IRS Employer Identification No.)

7601 Penn Avenue South

Richfield,Minnesota55423

(Addressofprincipalexecutiveoffices)(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000 N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, $0.10 par value per share	BBY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 28, 2023, the Board of Directors (the “Board”) of Best Buy Co., Inc. ("Best Buy" or the "registrant") elected Sima D. Sistani and Melinda D. Whittington as directors, effective immediately.

Ms. Sistani is currently the Chief Executive Officer and a director of WW International, Inc., a company focused on helping people adopt healthy habits through human-centric technology and community. Ms. Sistani has over twenty years of experience in the media and technology industries through her prior roles at Houseparty, Yahoo! Inc., Tumblr, Goldman Sachs and Creative Artists Agency.

Ms. Whittington is currently the Chief Executive Officer and a director of La-Z-Boy Incorporated, one of the world’s leading residential furniture producers and retailers. Prior to Ms. Whittington’s appointment as Chief Executive Officer in 2021, she served as Chief Financial Officer of La-Z-Boy. Ms. Whittington has over thirty years of financial experience through her prior roles at Allscripts Healthcare Solutions, Inc., Kraft Foods Group, Inc. (now The Kraft Heinz Company) and The Procter & Gamble Company.

On March 28, 2023, the Board appointed Ms. Sistani to its Nominating, Corporate Governance and Public Policy Committee and Ms. Whittington to its Audit Committee and Finance and Investment Policy Committee.

Ms. Sistani and Ms. Whittington will be compensated in accordance with the registrant’s standard compensation policies and practices for the Board, the components of which were disclosed in the registrant’s Proxy Statement for its 2022 Regular Meeting of Shareholders filed with the Securities and Exchange Commission on April 27, 2022, in the section titled “Director Compensation”.

There are no arrangements or understandings between either of Ms. Sistani and Ms. Whittington and any other person pursuant to which Ms. Sistani and Ms. Whittington were appointed to serve as directors. There are no transactions or relationships between the registrant and either of Ms. Sistani or Ms. Whittington that are reportable under Item 404(a) of Regulation S-K.

Ms. Sistani and Ms. Whittington are each expected to stand for election to the registrant's Board at the 2023 Regular Meeting of Shareholders.

Item 7.01	Regulation FD Disclosure.

On March 30, 2023, Best Buy issued a news release announcing the appointment of Ms. Sistani and Ms. Whittington to the Board as described above under Item 5.02. A copy of the news release is furnished as Exhibit 99.1 and incorporated herein by reference.

Best Buy's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99.1

News release issued March 30, 2023. Any internet address provided in this release is for information purposes only and is not intended to be a hyperlink. Accordingly, no information at any internet address is included herein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: March 30, 2023	By:	/s/ TODD G. HARTMAN
Todd G. Hartman
General Counsel & Secretary